UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 21, 2012

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street – Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Approval of the Apogee Enterprises, Inc. 2012 Executive Management Incentive Plan

On June 21, 2012, at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Apogee Enterprises, Inc. (the “Company”), the Company’s shareholders approved the Apogee Enterprises, Inc. 2012 Executive Management Incentive Plan (the “2012 Executive MIP”). The Company’s Board of Directors adopted the 2012 Executive MIP in April 2012, subject to shareholder approval.

The 2012 Executive MIP is intended to provide the Company’s executive officers with a direct financial incentive to make significant contributions to the achievement of the annual strategic and financial goals of the Company. The 2012 Executive MIP entitles each participant to receive a cash bonus payment after the end of a fiscal year if the applicable performance goals for payment of the bonus have been satisfied. At the beginning of each fiscal year, the Company’s Compensation Committee establishes a “bonus pool” equal to a percentage (not in excess of 100%) of one or more specific, objective, predetermined performance goals selected by the Compensation Committee from the business criteria listed in the 2012 Executive MIP. At the time the pool is established, the Compensation Committee determines a maximum percentage of the pool reserved for each eligible executive officer. The percentage need not be the same for each award recipient, but the aggregate for the group as a whole cannot exceed 100% of the pool. The amount payable under the award depends on the amount of the performance goal generated by the Company, as well as the achievement of such other conditions as the Compensation Committee may establish in its sole discretion. The Compensation Committee has complete discretionary authority to reduce the amount of a bonus that otherwise would be payable to any participant under the 2012 Executive MIP. The maximum bonus that may be paid to any participant pursuant to the 2012 Executive MIP in any fiscal year may not exceed $3,000,000. The 2012 Executive MIP is designed to ensure that payments of cash incentive compensation under the plan will be fully deductible by the Company under Section 162(m) of the Internal Revenue Code for the next five fiscal years.

The 2012 Executive MIP became effective as of March 4, 2012, the first day of fiscal 2013. The Compensation Committee may amend, alter or discontinue the 2012 Executive MIP at any time in its sole discretion, except that, without approval of the Company’s shareholders, the Compensation Committee may not make any amendments or other modifications that, absent approval of the shareholders, would cause any compensation paid pursuant to any award under the 2012 Executive MIP no longer to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. No annual bonus awards may be granted under the Company’s 2012 Executive MIP after February 25, 2017.

This summary of the 2012 Executive MIP is not complete and is qualified in its entirety by reference to the full text of the 2012 Executive MIP, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the 2012 Executive MIP can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2012.

Change in Control Severance Agreement with Mark R. Augdahl

On June 21, 2012, the Board of Directors approved the Company entering into a change in control severance agreement (the “CIC Severance Agreement”) with Mark R. Augdahl, the Company’s Vice President Finance and Corporate Controller. The CIC Severance Agreement is based on the form of change in control severance agreement approved by the Company in January 2011 and filed with the SEC.

The CIC Severance Agreement is a “double trigger” agreement. It provides that, in the event of a change in control of the Company, Mr. Augdahl will have specific rights and receive specified benefits if his employment is terminated without “cause” or if he voluntarily terminates his employment for “good reason” within two years after the change in control (the 10th business day following such employment termination date is referred to herein as the “Employment Termination Date”). (The terms “change in control,” “cause,” and “good reason” are defined in the CIC Severance Agreement.) In these circumstances, Mr. Augdahl will receive a severance payment equal to one times his annual salary plus his targeted annual bonus (as calculated under the terms of the CIC Severance Agreement). In addition, all options and restricted stock awards held by Mr. Augdahl that have not vested by the Employment Termination Date will be immediately vested on such date. Following the Employment Termination

Date, the CIC Severance Agreement provides that, for a 12-month period following a change in control, the Company will continue to provide medical and dental insurance coverage for Mr. Augdahl and his dependents or will reimburse Mr. Augdahl for the cost of obtaining substantially similar benefits. No benefits will be paid to Mr. Augdahl pursuant to the CIC Severance Agreement unless he executes and delivers to the Company a release of claims.

During Mr. Augdahl’s employment with the Company and for a 12-month period following his Employment Termination Date, provided that the amounts owed to Mr. Augdahl pursuant to the CIC Severance Agreement have been paid, Mr. Augdahl shall not: (1) solicit, directly or indirectly, any existing or prospective customers, vendors or suppliers of the Company or its affiliates for a purpose competitive to the Company’s business or to encourage such customers, vendors or suppliers to terminate business with the Company or its affiliates; (2) solicit, directly or indirectly, any employee of the Company or its affiliates to terminate his or her employment; or (3) engage in or carry on, directly or indirectly, in certain geographic markets, a business competitive with the Company’s business.

The CIC Severance Agreement continues through December 31 of each year and will be automatically extended for one-year terms prior to a change in control unless the Company gives prior notice of termination.

The foregoing description of the CIC Severance Agreement is not complete and is qualified in its entirety by reference to the form of change in control severance agreement which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2011 and which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders voted on the following:

(1)	A proposal to elect three Class II directors for three-year terms ending in the year 2015 and one Class III director for a one-year term ending in 2013. Each of the director nominees was elected and received the following votes:

Class II Directors	For	Withhold	Broker Non-Votes
Bernard P. Aldrich	21,341,473	2,059,474	2,250,991
John T. Manning	22,376,412	1,024,535	2,250,991
Joseph F. Puishys	23,310,138	90,809	2,250,991

Class III Director	For	Withhold	Broker Non-Votes
Sara L. Hays	22,399,767	1,001,180	2,250,991

(2)	An advisory (non-binding) vote to approve the Company’s executive compensation. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
15,784,699	7,584,257	31,991	2,250,991

(3)	A proposal to approve the Apogee Enterprises, Inc. 2012 Executive Management Incentive Plan. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
21,793,033	1,584,576	23,338	2,250,991

(4)	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 2, 2013. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
24,357,702	1,278,753	15,483	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Apogee Enterprises, Inc. 2012 Executive Management Incentive Plan.*

10.2	Form of Change in Control Severance Agreement between Apogee Enterprises, Inc. and certain senior executive officers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 3, 2011).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Patricia A. Beithon
Patricia A. Beithon
General Counsel and Secretary

Date: June 27, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Apogee Enterprises, Inc. 2012 Executive Management Incentive Plan.*

10.2	Form of Change in Control Severance Agreement between Apogee Enterprises, Inc. and certain senior executive officers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 3, 2011).

*	Filed herewith